SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                 JULY 14, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                            THE JOHN NUVEEN COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)






              DELAWARE               1-11123              36-3817266
           (STATE OR OTHER         (COMMISSION           (IRS EMPLOYER
           JURISDICTION OF         FILE NUMBER)       IDENTIFICATION NO.)
           INCORPORATION)


            333 WEST WACKER DRIVE, CHICAGO, ILLINOIS         60606
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)



                                  (312) 917-7700
               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)







         ITEM 5.   OTHER EVENTS

                   On July 15, 1997, The John Nuveen Company, a Dela-ware corporation ("John Nuveen"), announced that John Nuveen had entered into a Stock Purchase Agreement, dated as of July 14, 1997, by and among John Nuveen, Rittenhouse Financial Services, Inc., a Delaware corporation ("Rittenhouse"), and George W. Connell, the sole stockholder of Rittenhouse (the "Purchase Agreement"). Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, among other things, John Nuveen will acquire all of the out-standing capital stock of Rittenhouse, and thereafter Rit-tenhouse will be a wholly owned subsidiary of John Nuveen.

                   A copy of the Purchase Agreement is filed as
         Exhibit 2.1 hereto and is incorporated herein by reference. A copy of John Nuveen's press release dated July 15, 1997 announcing the execution of the Purchase Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                   INFORMATION AND EXHIBITS

              (c)  Exhibits.

                   The following exhibits are filed with this report:

              2.1  Stock Purchase Agreement, dated as of July 14,
                   1997, by and among The John Nuveen Company, Rit-tenhouse Financial Services, Inc., and George W. Connell.

              99.1 Press Release dated July 15, 1997.








                                   SIGNATURE


                        Pursuant to the requirements of the Securities
              Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.

                                            THE JOHN NUVEEN COMPANY


              Dated:    July 22, 1997       By /s/ John P. Amboian
                                               John P. Amboian
                                               Executive Vice
                                                 President and Chief
                                                 Financial Officer







                                 EXHIBIT INDEX



         2.1 Stock Purchase Agreement, dated as of July 14, 1997, by and among The John Nuveen Company, Rittenhouse Financial Services, Inc., and George W. Connell.


         99.1 Press Release dated July 15, 1997.